Exhibit 10.16


                                 PROMISSORY NOTE

      THEREFORE, FOR VALUE RECEIVED the undersigned, promises to pay to Jerome Mahoney, the principal sum of One Hundred and Ninety Thousand Dollars ($190,000), at the rate of prime plus 2 percent annum on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at iVoice Technology, Inc. ("iVoice") 750 Highway 34, Matawan, New Jersey 07747, or at such place as the legal holder hereof may designate in writing. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. Such advances may include, in addition to cash advances: deferred compensation, deferred expense reimbursement, deferred commissions and income tax reimbursement for the recognition of income upon the sale of common stock for the purpose of the holder advancing additional funds to iVoice. The principal and interest shall be due and payable as follows: (a) interest shall accrue monthly on the unpaid balance and shall be paid annually, and (b) principal shall be payable on demand.

      Notwithstanding anything to the contrary herein, the Note holder may elect prepayment of the principal and/or interest owed pursuant to this Note by requiring [Voice to issue to Jerome Mahoney, or his assigns either: (i) one Class B common stock share of iVoice par value $.01 per share, for each dollar owed, (ii) the number of Class A common stock shares of voice calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii), payment of the principal of this Note, before any repayment of interest.

      Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity.

In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten
(10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may, without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, and the prepayment premium, if any, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note shall bear interest at the rate of prime plus 2 percent per annum after default until paid.

      All parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest, and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

      Upon default, the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder's right and remedies upon default. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

This Note is to be governed and construed in accordance with the laws of the State of New Jersey.

IN TESTIMONY WHEREOF, each corporate maker has caused this instrument to be executed in its corporate name by its President, and its corporate seal to be hereto affixed, all by order of its Board of Directors first duly given, the day and year first written below:

iVoice Technology, Inc.



By: /s/ Jerome Mahoney                      Dated: August 31, 2005
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